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                                                                   EXHIBIT 10.22

                                                              As of June 1, 1995


Fox Children's Network, Inc.
10201 West Pico Blvd.
Los Angeles, California 90035


Re:  "T-BEAR AND JAMAL"/Indemnification Agreement


Gentlemen:

The undersigned, Film Roman, Inc. ("Producer"), is entering into this Indemnification Agreement in connection with the production and delivery by Producer to Fox Children's Network, Inc. ("FCN") of a television pilot and/or television series tentatively entitled "T-BEAR AND JAMAL", intended for license by FCN as a part of FCN's satellite program delivery service. As used herein, the word "Program" shall include, individually and collectively, said pilot and series (and each and all episodes thereof), if any, the basic idea, format and literary and other property upon which they are based, and all other elements thereof. In order to induce FCN to enter into the license agreement with respect to the Program with Producer, Producer agrees as follows:

1. Within the agreed-upon term and territory, Producer has granted to FCN certain exclusive rights to exhibit the Program and certain rights relating thereto, including the right to use, for informative purposes and in advertising, publicizing and exploiting the Program, the name and likeness of the above-the-line persons whose services, or the results and proceeds of whose services, Producer furnishes. In connection with the advertising and publicizing of the Program, FCN may also authorize and permit mention of the products or services of any sponsor of the Program; provided, however, no such mention shall constitute an endorsement of any product or service. Producer represents and warrants that the Program and all elements thereof are original or are owned or controlled by Producer, to the extent necessary to grant all rights (including exclusivity rights) that Producer is granting FCN, or are in the public domain, and that Producer has the right to enter into this Agreement and grant all rights referred to above.

2. (a) Producer shall indemnify and hold harmless FCN and its parents, affiliates, subsidiaries, licensees, successors and assigns, the stations broadcasting the Program, each Program sponsor and its advertising agency, and the respective owners, officers, directors, agents and employees of each ( all of the foregoing are collectively the "Indemnified Parties") from and against all liability, actions, claims, demands, losses or damages (including reasonable attorneys' fees) caused by or arising out of the development or production of the Program or the broadcast or

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other uses of the Program (or the elements, material or performances contained therein) authorized or permitted by Producer, excluding any claim to the extent FCN is obligated to indemnify Producer with respect thereto under subparagraph 2(b) below.

     (b) FCN shall indemnify and hold harmless Producer and its parent, affiliates, subsidiaries, licensees, successors and assigns, and the respective owners, officers, directors, agents and employees of each from and against all liability, actions, claims, demands, losses or damages (including reasonable attorneys' fees) caused by or arising out of FCN's use of the Program to the extent that such liability, action, claim, demand, loss or damage is based on any material contained in the Program that was in fact furnished in writing by FCN to Producer for use in the Program, in violation of any third party's rights, or caused by or arising out of the non-dramatic performance of music, by the broadcast of the Program by stations affiliated with FCN to their audiences that at the time of such performance the music was available for license for non-dramatic performance through ASCAP or BMI. FCN's review and approval of any elements, material or Program furnished by Producer shall not constitute a waiver of Producer's indemnity.

     (c) The indemnitor may assume, and if the indemnitee requests in writing shall assume, the defense of any claim, demand or action, and upon request by the indemnitee, shall allow the indemnitee to cooperate in the defense. The indemnitee shall give the indemnitor prompt notice of any claim, demand or action covered by this indemnity. If the indemnitee settles any such claim, demand or action without the prior written consent of the indemnitor, the indemnitor shall be released from the indemnity in that instance; provided, however, that the foregoing provisions of this sentence shall not apply in any instance where the indemnitor has refused or failed to assume, after the indemnitee's written request therefor, the defense of any such claim, demand or action.

3. Producer shall immediately obtain a television producer's liability (error and omissions) policy, issued by a reputable company approved by FCN and naming FCN and the other Indemnified Parties as additional insureds, with coverage of at least $5,000,000 and with a deductible of not greater than $10,000. Said policy shall be maintained in full force and effect until at least the end of FCN's rights to license exhibition of the Program, and shall provide the coverage required herein not only with respect to claims asserted at any time during the term of said policy, but also with respect to claims asserted within three (3) years after the expiration of said policy term. Said policy shall be primary and not excess of or contributory to any other insurance provided for the benefit of or by FCN. Producer shall furnish FCN with a binder of coverage or an endorsement (said binder or endorsement shall name the Indemnified Parties and be issued directly by the insurance carrier) within (10) days after any Program order.

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       INITIAL                                      INITIAL
     -------------------------                ----------------------
     ------------------------- * $2,000,000   ---------------------- ** $15,000
     -------------------------                ----------------------

4. This agreement shall bind Producer, its successors and assigns and shall inure to the benefit of FCN, its successors and assigns. The laws of the State of California applicable to contracts negotiated, signed and to be fully performed therein shall apply to and govern the construction and enforcement of this Agreement.


                                       Very truly yours,

                                       FILM ROMAN, INC.



                                       By:  /s/ Phil Roman
                                            ------------------------------------

                                       Its: Phil Roman
                                            ------------------------------------


ACCEPTED AND AGREED TO:

FOX CHILDREN'S NETWORK, INC.


By:  /s/ Donna Cunningham
     -------------------------

Its: VP Business Affairs
     -------------------------

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